INTERCREDITOR AGREEMENT

dated as of

December 15, 2017

among

SilverBow Resources, Inc.,
as Borrower,

each of the other GRANTORS party hereto,

JPMorgan Chase Bank, N.A.,
as First Lien Administrative Agent,

and

U.S. Bank National Association,
as Second Lien Collateral Agent
THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE LOAN DOCUMENTS REFERRED TO HEREIN.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	2

Section 1.01	Certain Defined Terms 2

Section 1.02	Other Defined Terms 2

Section 1.03	Terms Generally 12

ARTICLE II LIEN PRIORITIES	13

Section 2.01	Relative Priorities 13

Section 2.02	Prohibition on Contesting Liens 13

Section 2.03	No New Liens 14

Section 2.04	Similar Liens and Agreements 14

Section 2.05	Judgment Creditors 15

Section 2.06	Perfection of Liens 15

Section 2.07	No Debt Subordination 15

ARTICLE III ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL	15

Section 3.01	Exercise of Rights and Remedies 15

Section 3.02	No Interference 19

Section 3.03	Rights as Unsecured Creditors 21

Section 3.04	Automatic Release of Second Priority Liens 21

Section 3.05	Notice of Exercise of Second Liens 22

Section 3.06	Insurance and Condemnation Awards 23

ARTICLE IV PAYMENTS	23

Section 4.01	Application of Proceeds 23

Section 4.02	Payment Over 23

Section 4.03	Certain Agreements with Respect to Unenforceable
Liens    24

ARTICLE V BAILMENT	25

Section 5.01	Bailment for Perfection of Certain Security Interests 25

Section 5.02	Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Liens) 26

ARTICLE VI INSOLVENCY PROCEEDINGS	27

Section 6.01	Finance and Sale Matters 27

Section 6.02	Relief from the Automatic Stay 30

Section 6.03	Reorganization Securities 30

Section 6.04	Post-Petition Interest 30

Section 6.05	Certain Waivers by the Second Lien Secured Parties 31

Section 6.06	Certain Voting Matters 31

Section 6.07	Separate Grants of Security and Separate Classification 31

-i-

ARTICLE VII OTHER AGREEMENTS	32

Section 7.01	Matters Relating to Loan Documents 32

Section 7.02	Effect of Refinancing of Indebtedness 34

Section 7.03	No Waiver by First Lien Secured Parties 35

Section 7.04	Reinstatement 35

Section 7.05	Further Assurances 36

Section 7.06	Notice of Exercise of Remedies 36

ARTICLE VIII REPRESENTATIONS AND WARRANTIES	36

Section 8.01	Representations and Warranties of Each Party 36

Section 8.02	Representations and Warranties of First Lien Administrative Agent and Second Lien Collateral Agent 37
ARTICLE IX NO RELIANCE; NO LIABILITY; OBLIGATIONS

ABSOLUTE	37

Section 9.01	No Reliance; Information 37

Section 9.02	No Warranties or Liability 38

Section 9.03	Obligations Absoluate 38

ARTICLE X MISCELLANEOUS	39

Section 10.01	Notices 39

Section 10.02	Conflicts 41

Section 10.03	Effectiveness; Survival 41

Section 10.04	Severability 41

Section 10.05	Amendments; Waivers 41

Section 10.06	Subrogation 42

Section 10.07	Applicable Law; Jurisdiction; Consent to Service of Process 42

Section 10.08	Waiver of Jury Trial 42

Section 10.09	Parties in Interest 43

Section 10.10	Specific Performance 43

Section 10.11	Headings 43

Section 10.12	Counterparts 43

Section 10.13	Provisions Solely to Define Relative Rights 43

Section 10.14	Sharing of Information 44

Section 10.15	Agents 44

Section 10.16	No Indirect Actions 44

Annex I	Provisions for the Second Lien Note Purchase Agreement and Certain Second Lien Collateral Documents

Annex II	Form of Assumption Agreement

-ii-

INTERCREDITOR AGREEMENT dated as of December 15, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among SilverBow Resources, Inc. (f/k/a Swift Energy Company), a Delaware corporation (the “Borrower”), each of the undersigned Grantors (as defined below), JPMorgan Chase Bank, N.A., as agent for the First Lien Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “First Lien Administrative Agent”) and U.S. Bank National Association, in its capacity as “Agent” under the Second Lien Note Purchase Agreement (as defined below) for the Second Lien Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Second Lien Collateral Agent”).
PRELIMINARY STATEMENT
Reference is made to (a) the First Amended and Restated Credit Agreement dated as April 19, 2017 (as amended, restated, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and the First Lien Administrative Agent, (b) the Note Purchase Agreement dated as of even date hereof (as amended, restated, amended and restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Second Lien Note Purchase Agreement”), by and among the Borrower, holders from time to time party thereto and the Second Lien Collateral Agent, and (c) the Security Documents referred to in the First Lien Credit Agreement and the Second Lien Note Purchase Agreement.
RECITALS
A.    Pursuant to (i) the First Lien Credit Agreement, the Borrower and certain of its Subsidiaries entered, and agreed to cause certain current and future Subsidiaries to enter, into (A) the First Amended and Restated Guaranty and Collateral Agreement, dated as of April 19, 2017 (as may be amended, restated, amended and restated, supplements or otherwise modified from time to time) to guarantee the First Lien Secured Obligations and grant a security interest in favor of the First Lien Administrative Agent to secure such obligations and (B) certain other First Lien Security Documents, including mortgages, to secure such First Lien Secured Obligations and (ii) the Second Lien Note Purchase Agreement, the Borrower and certain of its Subsidiaries are entering into, and agreed to cause certain current and future Subsidiaries to enter into, (A) the Second Lien Guaranty and Collateral Agreement (as may be amended, restated, amended and restated, supplements or otherwise modified from time to time), dated as of the date hereof, to guarantee the Second Lien Secured Obligations and grant a security interest in favor of the Second Lien Collateral Agent to secure such obligations and (B) certain other Second Lien Security Documents, including mortgages, to secure such Second Lien Secured Obligations;
B.    The obligations of (i) the Borrower under the First Lien Credit Agreement, (ii) the Borrower and/or any Guarantor under any Swap Agreements with Secured Swap

Providers, (iii) the Borrower and/or any Guarantor with respect to any Cash Management Agreements entered into with any Secured Cash Management Bank and (iv) any guarantees of the Borrower and the other Guarantors under the First Lien Security Documents will be secured on a first lien priority basis by security interests and liens granted by the Borrower and each Grantor on the Collateral, pursuant to the terms of the First Lien Security Documents;
C.    The obligations of the Borrower under the Second Lien Note Purchase Agreement and the guarantees of the Guarantors under the Second Lien Collateral Documents will be secured on a second lien priority basis by security interests and liens granted by the Borrower and each Grantor on the Collateral, pursuant to the terms of the Second Lien Collateral Documents;
D.    The First Lien Loan Documents (as defined below) and the Second Lien Note Documents (as defined below) provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
E.    In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the First Lien Administrative Agent (on behalf of each First Lien Secured Party) and the Second Lien Collateral Agent (on behalf of each Second Lien Secured Party), intending to be legally bound, hereby agrees as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Certain Defined Terms. Terms defined above shall have the meanings ascribed to them. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning given such terms in the First Lien Credit Agreement as in effect as of the date hereof; and, if not defined therein, such terms shall have the meaning given such terms in the Second Lien Note Purchase Agreement as in effect as of the date hereof. As used in this Agreement, the following terms shall have the following meanings:
Section 1.02    Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:
“Additional First Lien Administrative Agent” shall have the meaning assigned to such term in Section 7.02(a).
“Additional First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02(a).
“Additional First Lien Obligations” shall have the meaning assigned to such term in Section 7.02(a).

“Additional Second Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02(b).
“Additional Second Lien Note Documents” shall have the meaning assigned to such term in Section 7.02(b).
“Additional Second Lien Obligations” shall have the meaning assigned to such term in Section 7.02(b).
“Affiliate” shall have the meaning assigned to such term in the First Lien Credit Agreement on the date hereof.
“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.
“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.
“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.
“Borrowing Base” shall mean, at any time, the US Dollar amount determined to be the “Borrowing Base” in accordance with the terms of the First Lien Credit Agreement, including any redetermination or adjustment thereof in accordance with the terms of the First Lien Credit Agreement.
“Borrowing Base Deficiency” shall mean, as of any date of determination, the US Dollar amount determined to be the “Borrowing Base Deficiency” in accordance with the terms of the First Lien Credit Agreement.
“Borrowing Base Deficiency Advances” shall mean, at any time of determination, and in each case calculated for the period from and including the first date on which the then-existing Borrowing Base Deficiency was created through and including such time of determination, the sum of (a)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit (other than any extension or renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) being issued, as the case may be, under the First Lien Credit Agreement while a Borrowing Base Deficiency exists and (b)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit issued under the First Lien Credit Agreement to the extent advancing such loans or issuing such letters of credit (other than any extensions or renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) would cause a Borrowing Base Deficiency (it being understood that, for purposes of this clause (b) only the portion of such loans or letters of credit in excess of the Borrowing Base shall be included in such calculation).
“Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, Houston, Texas, or in the place of payment are authorized or required by law to close.
“Cash Management Agreement” shall mean means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.
“Conforming Borrowing Base” shall mean, at any time, the US Dollar amount that would constitute the borrowing base under a Conforming Borrowing Base Facility under the First Lien Credit Agreement at such time (it being understood that a borrowing base amount determined in accordance with Section 2.07 of the First Lien Credit Agreement as in effect on the date hereof would cause the Borrowing Base and Conforming Borrowing Base to be equivalent numbers).
“Conforming Borrowing Base Deficiency” shall mean, at any time, the greater of (a) $0.00 and (b) the amount equal to (i) the First Lien Capped Obligations at such time minus (ii) the Conforming Borrowing Base at such time.
“Conforming Borrowing Base Facility” shall mean, with respect to a First Lien Credit Agreement, at any time of determination, that the amount of First Lien Capped Obligations is subject to a conforming commercial banking borrowing base for oil and gas secured loan transactions, as determined by the First Lien Lenders, in accordance with their customary oil and gas lending criteria as they exist at such time and in accordance with the First Lien Credit Agreement, including customary mechanisms for periodic redeterminations of, and adjustments to, such borrowing base.
“Defaulting First Lien Secured Party” shall have the meaning assigned to such term in Section 3.01(e).
“Defaulting First Lien Secured Party Obligation” shall mean, as of any date of determination and with respect to any Defaulting First Lien Secured Party, any First Lien Secured Obligations of such Defaulting First Lien Secured Party as of such date.
“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).
“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Purchase Price” shall have the meaning assigned to such term in Section 6.01(b)(i).
“Discharge of Excess First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) the Discharge of First Lien Obligations has occurred, (b) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), expenses (including all legal fees) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents constituting Excess First Lien Obligations and (c) payment in full of all other First Lien Capped Obligations constituting Excess First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made).
“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04:
(a)    payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) and expenses (including all legal fees) on all First Lien Secured Obligations outstanding under the First Lien Loan Documents and constituting First Lien Obligations;
(b)    payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made);
(c)    cancellation of or the entry into arrangements reasonably satisfactory to the First Lien Administrative Agent and each LC Issuer with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement and constituting First Lien Obligations (it being understood that the cash collateralization of such letters of credit in an amount equal to 105% of the face amount thereof shall be deemed satisfactory);
(d)    payment of the aggregate Swap Termination Value of all Secured Swap Agreements and all related fees, expenses and other amounts owed to the holders of the Secured Swap Obligations in connection therewith (or, with respect to any particular Secured Swap Agreement, such other arrangements as have been made by the Borrower and the applicable counterparty which is a party to such Secured Swap Agreement (and communicated to the First Lien Administrative Agent) as provided in the First Lien Credit Agreement);
(e)    termination, assignment, novation, or collateralization of all Secured Cash Management Obligations and other obligations associated therewith on terms satisfactory to the applicable Secured Cash Management Bank in its sole discretion and consistent with the respective Cash Management Agreement related thereto; and

(f)    termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.
“Discharge of First Lien Non-Excluded Obligations” has the same meaning as “Discharge of First Lien Obligations” except that all references to “First Lien Obligations” in the definition of “Discharge of First Lien Obligations” shall be deemed for purposes of this definition to be references to “First Lien Obligations (other than Defaulting First Lien Secured Party Obligations)”.
“Discharge of Second Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), expenses (including all legal fees) and premium, if any, on all Second Lien Secured Obligations outstanding under the Second Lien Note Documents and constituting Second Lien Obligations and (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made).
“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.
“Dollars” and the sign “$” shall mean the lawful money of the United States of America.
“Enforcement Action” shall mean any action to:
(a)    foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Note Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)    solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral, in each case under the First Lien Loan Documents or the Second Lien Note Documents;
(c)    exercise remedies to cause a transfer of Collateral in satisfaction of any obligations secured thereby;

(d)    otherwise enforce a security interest or exercise a remedy, as a secured creditor or pursuant to the First Lien Loan Documents or the Second Lien Note Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses and exercising voting rights in respect of equity interests comprising Collateral); or
(e)    Dispose of Collateral by any Grantor after the occurrence and during the continuation of an event of default under any Loan Document to satisfy a requirement to Dispose of Collateral imposed upon the Grantor by any First Lien Secured Party or Second Lien Secured Party, as applicable, in connection with any waiver or forbearance relating to such event of default in either case with the consent of First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable.
“Excess First Lien Obligations” shall mean any obligations that would constitute First Lien Obligations if not for clause (c) of the definition of First Lien Obligations.
“Excluded First Lien Obligations” shall mean, with respect to the First Lien Secured Obligations, (a) the Excess First Lien Obligations, (b) Defaulting First Lien Secured Party Obligations of all Defaulting First Lien Secured Parties and (c) and any indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made.
“First Lien Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.
“First Lien Cap Amount” shall mean, at any time, in respect of First Lien Secured Obligations constituting First Lien Capped Obligations, an amount equal to the lesser of:
(a)    the sum of (i) the Borrowing Base under the First Lien Credit Agreement in effect at such time plus (ii) an amount equal to (A) the Borrowing Base Deficiency under the First Lien Credit Agreement, if any, at such time minus (B) the Borrowing Base Deficiency Advances, if any, at such time; provided that in no event shall such difference calculated under this clause (a)(ii) be less than $0.00; and
(b)    the sum of (i) the Conforming Borrowing Base at such time plus (ii) the amount equal to (A) the Conforming Borrowing Base Deficiency at such time minus (B) the Non-Conforming Advances, if any, at such time; provided that in no event shall such difference calculated under this clause (b)(ii) be less than $0.00.
For the avoidance of doubt, the calculation of the “First Lien Cap Amount” refers only to the First Lien Capped Obligations and does not include obligations in respect of Secured Swap Agreements, Cash Management Agreements or any other liability constituting a part of the First Lien Obligations.
“First Lien Capped Obligations” shall mean the outstanding principal balance of loans extended pursuant to the First Lien Loan Documents and the face amount of outstanding letters of credit under the First Lien Loan Documents (including, without duplication, unreimbursed letter of credit obligations outstanding under the First Lien Loan Documents).
“First Lien Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any First Lien Secured Obligations.
“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.
“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.
“First Lien Obligations” shall mean, subject to clause (c) hereof, the following:
(a)    all First Lien Secured Obligations and other obligations outstanding under, and all other obligations in respect of, the First Lien Credit Agreement, the other First Lien Loan Documents, each Secured Swap Agreement and each Cash Management Agreement;
(b)    to the extent any payment with respect to any First Lien Secured Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including post-petition interest) to be paid pursuant to the First Lien Loan Documents are disallowed, disgorged or recharacterized by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency Proceeding, such interest, fees, expenses and charges (including post-petition interest) shall, as between the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”; and
(c)    notwithstanding the foregoing (but solely for purposes of defining the respective rights and obligations between the First Lien Secured Parties and the Second Lien Secured Parties under this Agreement), if the sum of the First Lien Capped Obligations is in excess of the First Lien Cap Amount, then only that portion of the First Lien Capped Obligations equal to the First Lien Cap Amount shall be included in First Lien Obligations, and interest, fees, reimbursement obligations and other amounts with respect to such First

Lien Capped Obligations shall constitute and be entitled to the benefits accorded to First Lien Obligations only to the extent related to First Lien Capped Obligations so included in the First Lien Obligations. First Lien Capped Obligations in excess of the First Lien Cap Amount and all interest, fees and other obligations related to such excess shall constitute Excess First Lien Obligations under this Agreement. Nothing in this clause (c) shall apply to, impair or have any effect whatsoever on, the obligations of the Borrower or any other Grantor owing to (x) the First Lien Secured Parties under the First Lien Loan Documents or (y) to the Second Lien Secured Parties under the Second Lien Note Documents.
“First Lien Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(a).
“First Lien Required Lenders” shall mean the “Required Lenders”, as defined in the First Lien Credit Agreement.
“First Lien Secured Obligations” shall mean the “Secured Obligations” as defined in the First Lien Credit Agreement.
“First Lien Secured Parties” shall mean, at any time, the “Secured Parties” as defined in the First Lien Credit Agreement and, if applicable, the Additional First Lien Loan Documents.
“First Lien Security Documents” shall mean the “Security Instruments”, as defined in the First Lien Credit Agreement.
“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, including any judgment lien.
“Grantors” shall mean (a) the Borrower, (b) each other Person that shall have created or purported to create any Lien on all or any part of its Property to secure any First Lien Secured Obligations or Second Lien Secured Obligations, (c) each other Person that shall have provided a guaranty or other similar credit support for either the First Lien Secured Obligations or the Second Lien Secured Obligations and (d) each other Person that executes and delivers an assumption agreement pursuant to Section 7.05.
“Guarantors” shall mean, collectively, each Person that has guaranteed, or that from time to time hereafter guarantees, the First Lien Secured Obligations or the Second Lien Secured Obligations.
“Insolvency Proceeding” shall mean:
(a)    any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;
(b)    any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the Property of any Grantor;

(c)    any voluntary or involuntary winding-up or liquidation of any Grantor; or
(d)    a general assignment for the benefit of creditors by any Grantor.
“Lien” shall mean any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, charge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations granted to secure or evidence any such obligation or claim. For the purposes of this Agreement, a Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” shall mean, collectively, the First Lien Loan Documents and the Second Lien Note Documents.
“Non-Conforming Advances” shall mean, at any time of determination, and in each case calculated for the period from and including the first date on which the then-existing Conforming Borrowing Base Deficiency was created through and including such time of determination, the sum of (a)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit (other than any extensions or renewals of outstanding letters of credit in amounts not exceeding the outstanding face amounts) being issued, as the case may be, under the First Lien Credit Agreement while a Conforming Borrowing Base Deficiency exists and (b)(i) the principal amount of any loans advanced and (ii) the face amount of any letters of credit issued under the First Lien Credit Agreement to the extent advancing such loans or issuing such letters of credit (other than any extensions or renewals of outstanding letters of credit in amounts not exceeding the outstanding face amounts) would cause a Conforming Borrowing Base Deficiency (it being understood that, for purposes of this clause (b) only the portion of such loans or letters of credit in excess of the Conforming Borrowing Base shall be included in such calculation).
“Oil and Gas Properties” shall have the meaning assigned to such term in the First Lien Credit Agreement on the date hereof.
“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.02.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.01.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“Refinance” shall mean, in respect of any Secured Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Debt in exchange or replacement for, such Secured Obligations in whole or in part, regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” shall mean indebtedness that Refinances First Lien Secured Obligations or Second Lien Secured Obligations pursuant to Article VII.
“Release” shall have the meaning assigned to such term in Section 3.04.
“Second Lien Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any Second Lien Secured Obligations.
“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
“Second Lien Collateral Documents” shall mean, collectively, the “Collateral Documents” as defined in the Second Lien Note Purchase Agreement.
“Second Lien Note Documents” shall mean, collectively, the “Note Documents”, as defined in the Second Lien Note Purchase Agreement.
“Second Lien Note Purchase Agreement” shall have the meaning assigned to such term in the preliminary statement to this Agreement.
“Second Lien Obligations” shall mean the following:
(a)    all Second Lien Secured Obligations and other obligations outstanding under, and all other obligations in respect of, the Second Lien Note Documents; and
(b)    to the extent any payment with respect to any Second Lien Secured Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured

Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including post-petition interest) to be paid pursuant to the Second Lien Note Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency Proceeding, such interest, fees, expenses and charges (including post-petition interest) shall, as between the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Second Lien Obligations”.
“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).
“Second Lien Purchasers” shall have the meaning assigned to such term in Section 3.01(d).
“Second Lien Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(b).
“Second Lien Required Holders” shall mean the “Required Holders” (as defined in the Second Lien Note Purchase Agreement).
“Second Lien Secured Obligations” shall collectively mean the “Obligations” (as defined in the Second Lien Note Purchase Agreement).
“Second Lien Secured Parties” shall mean, at any time, the “Agent” and the “Secured Parties” (each as defined in the Second Lien Note Documents).
“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, including any judgment lien.
“Secured Cash Management Bank” means any First Lien Lender or any Affiliate of a First Lien Lender that is a counterparty to a Cash Management Agreement with the Borrower or any other Subsidiary.
“Secured Cash Management Obligations” shall mean any First Lien Secured Obligations arising from time to time under any Cash Management Agreement with a Secured Cash Management Bank .
“Secured Obligations” means the First Lien Secured Obligations and the Second Lien Secured Obligations.
“Secured Swap Agreement” means each Swap Agreement between the Borrower or any Guarantor with any Secured Swap Provider.
“Secured Swap Obligations” means any First Lien Secured Obligations arising under any Secured Swap Agreement.

“Secured Swap Provider” means any (a) Person that is a party to a Swap Agreement with the Borrower or any Guarantor that entered into such Swap Agreement before or while such Person was a First Lien Lender or an Affiliate of a First Lien Lender, whether or not such Person at any time ceases to be a First Lien Lender or an Affiliate of a First Lien Lender, as the case may be, or (b) assignee of any Person described in clause (a) above so long as such assignee is a First Lien Lender or an Affiliate of a First Lien Lender.
“Security Documents” shall mean the First Lien Security Documents and the Second Lien Collateral Documents.
“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and any unpaid amounts and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restriction or consent requirements with respect to, such amendments, supplements or modifications set forth herein or in any Loan Documents),

(b)    any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding,
(c)    the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and
(d)    all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement.
Section 1.04    Intent. The parties agree that the existence of the terms Conforming Borrowing Base, Conforming Borrowing Base Deficiency and Non-Conforming Advances or the usage of the terms herein do not indicate that Second Lien Collateral Agent or Second Lien Secured Parties intend for there to be, or consent to, the Borrower permitting the First Lien Credit Agreement to cease to be a Conforming Borrowing Base Facility.
ARTICLE II

LIEN PRIORITIES
Section 2.01    Relative Priorities. Notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, (b) any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document, (c) any defect in, or non-perfection, setting aside, or avoidance of a Lien or a First Lien Loan Document or a Second Lien Note Document, (d) subject to Section 7.01, the modification of a First Lien Loan Document or a Second Lien Note Document, (e) the exchange of any security interest in any Collateral for a security interest in other Collateral, (f) the commencement of an Insolvency Proceeding or (g) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Secured Obligation or a Second Lien Secured Obligation or holder of such obligation, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Non-Excluded Obligations has not occurred:
(i)    any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens,
(ii)    any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and

(iii)    the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other Person;
provided that the First Lien Administrative Agent, on behalf of itself and the other First Lien Secured Parties, hereby acknowledges and agrees that any Liens securing the Excess First Lien Obligations and Defaulting First Lien Secured Party Obligations are hereby junior and subordinate in right, priority, operation, effect and all other respects to any and all Second Priority Liens on any Collateral granted to secure the Second Lien Obligations.
Section 2.02    Prohibition on Contesting Liens. Each of (x) the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties and (y) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent, Second Lien Collateral Agent, any other First Lien Secured Party or any Second Lien Secured Party to enforce this Agreement.
Section 2.03    No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, the Borrower shall not, and shall not permit any of its Subsidiaries or equity owners to:
(a)    grant or permit any additional Liens on any Property to secure any Second Lien Secured Obligation unless it has granted, or concurrently therewith grants, a senior Lien on such Property to secure the First Lien Secured Obligations, or
(b)    grant or permit any additional Liens on any Property to secure any First Lien Secured Obligations unless it has granted, or concurrently therewith grants, a second Lien on such Property to secure the Second Lien Secured Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of this Section 2.03 are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.
Section 2.04    Similar Liens and Agreements. Except as set forth in Section 2.03, the parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. To the extent that, notwithstanding this Section 2.04, the First Lien Collateral and Second Lien Collateral are not identical, the Second Lien

Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of Liens on Second Lien Collateral that is not First Lien Collateral, shall be subject to Section 4.02. In furtherance of the foregoing, the parties hereto agree:
(a)    to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Administrative Agent or the Second Lien Collateral Agent, the specific Property included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Note Documents;
(b)    on the date hereof and on any date when any new First Lien Security Documents are entered into to add Collateral or add additional Guarantors, the Second Lien Collateral Documents shall be in all material respects in the same form as the First Lien Security Documents, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement (it being understood that the foregoing shall not require the Second Lien Secured Parties to forgo having the Second Lien Secured Obligations secured by any Collateral or guaranteed by any Guarantor contemplated by the Second Lien Note Documents);
(c)    that at no time shall there be any Guarantor in respect of the Second Lien Secured Obligations that is not also a Guarantor in respect of the First Lien Secured Obligations, and vice versa; and
(d)    that the First Lien Administrative Agent (i) shall use, and shall instruct its legal counsel to use, commercially reasonable efforts to cooperate with the Second Lien Collateral Agent, the Second Lien Secured Party holding a plurality of the Second Lien Obligations and its legal counsel in connection with them conducting customary title diligence on the Oil and Gas Properties of the Borrower and its Subsidiaries and (ii) shall share, and instruct its legal counsel to share, on a non-reliance basis and without any representation or warranty, its one-line summary spreadsheet showing (A) the Oil and Gas Properties that have been mortgaged, (B) the Oil and Gas Properties for which the status of title has been confirmed by them and (C) its summary calculations of the percentage of the total present value of the Grantors’ proved Oil and Gas Properties that have been mortgaged and for which the status of title has been confirmed.
Section 2.05    Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Secured Obligations) to the same extent as all other Liens securing the Second Lien Secured Obligations are subject to the terms of this Agreement.

Section 2.06    Perfection of Liens. Except for the arrangements contemplated by Section 5.01, neither the First Lien Administrative Agent nor the other First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Collateral Agent or the other Second Lien Secured Parties. Neither the Second Lien Collateral Agent nor the other Second Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the First Lien Administrative Agent or the other First Lien Secured Parties. In the event that the First Lien Administrative Agent, the other First Lien Secured Parties, Second Lien Collateral Agent or the other Second Lien Secured Parties identify that a Lien granted under the Security Documents is not perfected or the perfection of such Lien is not maintained or risks not being maintained and notifies the First Lien Administrative Agent, in the case where such issue is identified by Second Lien Collateral Agent or the other Second Lien Secured Parties, or the Second Lien Collateral Agent, in the case where such issue is identified by the First Lien Administrative Agent or the other First Lien Secured Parties, as the case may be, the First Lien Administrative Agent or Second Lien Collateral Agent shall as promptly as reasonably practicable perfect such Lien or ensure that the perfection of such Lien is maintained. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand and such provisions shall not impose on the First Lien Administrative Agent, the other First Lien Secured Parties, the Second Lien Collateral Agent, the other Second Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.
Section 2.07    No Payment Subordination. Without prejudice to Section 4.01, nothing contained in this Agreement is intended to payment subordinate (as opposed to lien subordinate) any payment claim by a Second Lien Secured Party to a payment claim by a First Lien Secured Party. All payment claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.
ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL
Section 3.01    Exercise of Rights and Remedies.
(a)    So long as the Discharge of First Lien Non-Excluded Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to (i) commence and maintain any Enforcement Action (including rights to set-off or credit bid, except that the Second Lien Secured Parties shall have the credit bid rights set forth in Section 3.01(a)(v) on the terms set forth therein) whether or not any Insolvency Proceeding has been commenced, (ii) subject to Section 3.04, when an Insolvency Proceeding or Enforcement Action has commenced, make determinations regarding the release or Disposition of, or restrictions with respect to, the Collateral, and

(iii) otherwise enforce the rights and remedies of a secured creditor under the UCC and Bankruptcy Laws of any applicable jurisdiction, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party so long as any proceeds received by the First Lien Administrative Agent in excess of those necessary to achieve a Discharge of First Lien Non-Excluded Obligations are distributed in accordance with Section 4.01; provided that, notwithstanding the foregoing,
(i)    in any Insolvency Proceeding, any Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Secured Obligations;
(ii)    the Second Lien Collateral Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that, in each case, no such action (A) results in a Lien on the Collateral that is not subject to the terms of Section 2.01 or (B) is otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04;
(iii)    the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Secured Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;
(iv)    the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03;
(v)    the Second Lien Secured Parties may (A) present a cash bid for or purchase Collateral or purchase Collateral for cash at any Section 363 hearing or at any private, public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if it results or will concurrently result in the repayment in full in cash of all First Lien Obligations (other than Excess First Lien Obligations and any indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made) due to a cash bid for such Collateral in addition to such credit bid); provided, however, in no event shall the bid pursuant to this Section 3.01(a)(v) be less than the amount in cash that would be necessary to purchase the First Lien Obligations pursuant to Section 3.01(d) hereof;
(vi)    the Second Lien Secured Parties shall be entitled to support or vote their claims to accept any plan of reorganization so long as such plan (a) results in the repayment in full in cash of all First Lien Obligations (other than Excess First Lien Obligations and any indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made) on the effective date of such plan of reorganization (in the case of a vote in favor of a plan of reorganization) or (b) is supported by the First Lien Secured Parties;
(vii)    subject to Section 3.02(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period;
(viii)    the Second Lien Secured Parties may inspect or appraise the Collateral (and engage or retain investment bankers or appraisers for the sole purposes of appraising or valuing the Collateral) to the extent that such inspections and/or appraisals do not interfere in any material respect with an exercise of remedies by the First Lien Administrative Agent, or to receive information or reports concerning the Collateral that are prepared by the Borrower and its representatives (but, subject to Section 2.04(d), not reports prepared by or on behalf of any First Lien Secured Party);
(ix)    subject to Section 6.01(a), in any Insolvency Proceeding, the Second Lien Secured Parties shall be entitled to propose and provide a debtor-in-possession or post-petition financing for the Borrower and its Subsidiaries, as applicable, under Section 364 of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law; and
(x)    subject to Section 6.01(c), in any Insolvency Proceeding, the Second Lien Administrative Agent and the Second Lien Secured Parties may seek and accept such adequate protection of their interests in the Collateral as they choose;
(the actions described in clauses (i) through (x) above being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Non-Excluded Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Non-Excluded Obligations has occurred and in accordance with the Second Lien Note Documents and Section 4.01.
(b)    In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Secured Parties will endeavor to provide at least five (5) Business Days’ prior written notice to the Second Lien Collateral Agent of their intention to take any Enforcement Action, provided that any failure to provide such prior notice shall not constitute a breach of this Agreement.

(c)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that the rights of any First Lien Secured Party to enforce any provision of this Agreement or any First Lien Loan Document will not be prejudiced or impaired by (i) any act or failure to act of any Grantor, any other First Lien Secured Party or the First Lien Administrative Agent, or (ii) subject to Section 3.02(a), noncompliance by any Person other than the First Lien Administrative Agent and such First Lien Secured Party with any provision of this Agreement, any First Lien Loan Document or any Second Lien Note Document.
(d)    Notwithstanding anything in this Agreement to the contrary, following the earliest to occur of (i) the acceleration of the First Lien Secured Obligations then outstanding under the First Lien Credit Agreement, (ii) a payment default under the First Lien Loan Documents that has not been cured within thirty (30) days of the occurrence thereof, (iii) the commencement of an Insolvency Proceeding with respect to the Borrower or any Guarantor, (iv) the commencement of any Enforcement Action with respect to the Collateral, (v) [reserved] or (vi) an event of default under Section 10.01(f) or Section 10.01(g) of the First Lien Credit Agreement (or any substantially equivalent provisions under the First Lien Credit Agreement (it being understood that as of the date hereof there are no such substantially equivalent provisions)) has occurred and remains uncured for more than sixty (60) days, upon ten (10) days prior notice from the Second Lien Collateral Agent to the First Lien Administrative Agent and the Borrower (or such shorter time to which the First Lien Administrative Agent may agree) of any Second Lien Purchaser’s exercise of its purchase option under this Section 3.01(d), the First Lien Secured Parties shall transfer and assign to the Second Lien Secured Parties and their Affiliates (or any subset thereof) (the “Second Lien Purchasers”), without warranty or representation or recourse (except for the amount of the First Lien Obligations being purchased and the representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption Agreement (as such term is defined in the First Lien Credit Agreement on the date hereof)), pursuant to customary transfer and assignment documentation (or such other documentation approved by the First Lien Administrative Agent and the Second Lien Purchasers), all (but not less than all) of the First Lien Obligations (excluding or including, at the option of the Second Lien Purchasers, any Excluded First Lien Obligations), subject to the following requirements:
(A) the Second Lien Purchasers shall have paid to the First Lien Administrative Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of the First Lien Obligations (excluding any Excluded First Lien Obligations) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees and expenses thereon then owed by the Borrower and Guarantors to the First Lien Secured Parties;
(B) with respect to the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, the amount paid shall be cash collateral in an amount in cash equal to 105% of the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement (it being understood that any such cash collateral amounts shall be returned to the Second Lien Purchasers to the extent any such letters of credit expire or are terminated without being drawn upon); and
(C) with respect to Secured Swap Agreements that constitute First Lien Secured Obligations, the amount paid shall be equal to 100% of the aggregate Swap Termination Value of such Secured Swap Agreements.
(e)    In order to effectuate the foregoing, the First Lien Administrative Agent shall calculate, upon the written request of any Second Lien Secured Party from time to time, the amount in cash that would be necessary to purchase the First Lien Obligations (other than, as applicable, any Excluded First Lien Obligations), and such calculation shall be conclusive and binding absent manifest error. Notwithstanding anything herein to the contrary, each party hereto agrees that any transfer and assignment of First Lien Obligations (excluding or including, at the option of the Second Lien Purchasers, any Excluded First Lien Obligations) may be effectuated pursuant to transfer and assignment documents executed by the First Lien Administrative Agent and Second Lien Purchasers only and that neither the Borrower nor any other First Lien Secured Party need be a party thereto (and each First Lien Secured Party hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of such First Lien Secured Party for the purpose of carrying out the provisions of Section 3.01(d) and taking any action and executing any documents that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of Section 3.01(d), which appointment is irrevocable and coupled with an interest). Each First Lien Secured Party will retain all rights to indemnification provided by the Borrower in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 3.01. Out of an abundance of caution, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby acknowledges and agrees that (A) the obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under Section 3.01(d) are several and not joint and several, (B) to the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under Section 3.01(d) (a “Defaulting First Lien Secured Party”), nothing in Section 3.01(d) shall be deemed to require the First Lien Administrative Agent or any other First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the Second Lien Secured Parties and (C) in all cases, the First Lien Administrative Agent and each First Lien Secured Party complying with the terms of this Section 3.01(d) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in Section 3.01(d) shall (1) require the Second Lien Secured Parties to purchase less than all of the First Lien Obligations (other than the Excluded First Lien Obligations) or (2) prohibit the Second Lien Secured Parties from purchasing less than all of the First Lien Obligations of a First Lien Secured Party that becomes a Defaulting First Lien Secured Party. In the event that one or more Second Lien Secured Parties exercises and consummates the purchase option set forth in Section 3.01(d) and upon the receipt by the First Lien Administrative Agent of all amounts payable pursuant to Section 3.01(d), if no Excluded First Lien Obligations remain outstanding, the Second

Lien Secured Parties shall have the right but not the obligation to require the First Lien Administrative Agent to resign in its capacity as First Lien Administrative Agent under the First Lien Loan Documents promptly according to customary resignation documentation.
(f)    In furtherance of the foregoing Section 3.01(d), the First Lien Administrative Agent shall endeavor to provide notice to the Second Lien Collateral Agent of any of the events set forth in Section 3.01(d)(i), 3.01(d)(ii), 3.01(d)(iv) and 3.01(d)(v) or the exercise of any rights or remedies under the First Lien Loan Documents; provided that the First Lien Administrative Agent’s failure to give such notice under this Section 3.01(f) shall not create any claim or cause of action on the part of any Second Lien Secured Party against the First Lien Administrative Agent for any reason whatsoever; and provided, further, that nothing in this Section 3.01 shall impose any duty on the Second Lien Collateral Agent to monitor payments or defaults under the First Lien Credit Agreement.
Section 3.02    No Interference. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Second Lien Secured Parties:
(a)    except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Non-Excluded Obligations has not occurred, commence any Enforcement Action; provided, however, that the Second Lien Collateral Agent may, subject to the other provisions of this Agreement (including the turnover provisions of Article IV), enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date that is the earlier to occur of (i) the date on which the Second Lien Collateral Trustee has delivered to the First Lien Administrative Agent written notice of the existence of an Event of Default (as defined in the Second Lien Note Purchase Agreement) and (ii) the date on which the Second Lien Collateral Agent has delivered to the First Lien Administrative Agent written notice that the Second Lien Secured Obligations then outstanding under the Second Lien Note Purchase Agreement have been accelerated (the “Standstill Period”), so long as such event of default has not been cured or waived and such acceleration, if applicable, has not been rescinded; provided further, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, except for Second Lien Permitted Actions, in no event shall any Second Lien Secured Party commence an Enforcement Action with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such Enforcement Action, if the First Lien Administrative Agent or any other First Lien Secured Party shall have commenced prior to the expiration of the Standstill Period, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), an Enforcement Action with respect to any material portion of the Collateral;

(b)    will not contest, protest or object to any Enforcement Action brought by the First Lien Administrative Agent or any other First Lien Secured Party, including any Enforcement Action by any First Lien Secured Party relating to the Collateral;
(c)    subject to the rights of the Second Lien Secured Parties under clause (a) above, will not object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any Enforcement Action with respect to the Collateral;
(d)    will not, so long as the Discharge of First Lien Non-Excluded Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any Enforcement Action with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;
(e)    will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;
(f)    will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Administrative Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and
(g)    will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Secured Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement;
provided, however, that, in the case of clauses (a) through (g) above, it is the intention of the parties hereto that the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any proceeds remaining from any such Enforcement Action taken by the First Lien Administrative Agent or any First Lien Secured Party in accordance with this Agreement after application of such proceeds to effectuate a Discharge of First Lien Non-Excluded Obligations in accordance with Section 4.01.
Section 3.03    Rights as Unsecured Creditors. Notwithstanding anything herein to the contrary, the Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Note Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors; provided that no such action is otherwise expressly prohibited by the terms of this Agreement. Nothing in this Agreement shall prohibit the acceleration of the Second Lien Secured Obligations, the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Note Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien. Any judgment Lien that applies to the Collateral and results from the exercise of remedies available to an unsecured creditor shall be subordinated to the Liens securing the First Lien Secured Obligations under this Agreement.
Section 3.04    Automatic Release of Second Priority Liens.
(a)    If, in connection with an Enforcement Action, the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Secured Obligations (in each case, a “Release”), other than any such Release granted after the occurrence of the Discharge of First Lien Non-Excluded Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Secured Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, shall promptly execute and deliver to the First Lien Administrative Agent, the relevant Grantor or such Guarantor, at such Grantor’s or Guarantor’s sole cost and expense, such termination statements, releases and other documents as the First Lien Administrative Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, any proceeds received from such Disposition in connection with an Enforcement Action with respect to the Collateral shall be applied in accordance with the priorities set forth in Section 4.01 to reduce the First Lien Obligations and, if applicable, the Second Lien Obligations as set forth therein.
(b)    Until the Discharge of First Lien Non-Excluded Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.
(c)    Until the Discharge of First Lien Non-Excluded Obligations occurs, to the extent that the First Lien Administrative Agent or the First Lien Secured Parties have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated, then the Second Lien Collateral Agent, for itself and for the Second Lien Secured Parties, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be, in each case, at the time of such reinstatement of the Lien or guaranty in favor of the First Lien Administrative Agent.
Section 3.05    Notice of Exercise of Second Liens. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that upon termination of the Standstill Period or such longer period as provided in Section 3.02, if any Second Lien Secured Party or other representative of such Second Lien Secured Party intends to commence any Enforcement Action, then such Second Lien Secured Party or other representative shall endeavor to first deliver notice thereof in writing to the First Lien Administrative Agent not less than five (5) Business Days prior to taking any such Enforcement Action. Such notices may be given during the Standstill Period, provided that the Second Lien Collateral Agent’s failure to give such notice under this Section 3.05 shall not create any claim or cause of action on the part of any First Lien Secured Party against the Second Lien Collateral Agent for any reason whatsoever.
Section 3.06    Insurance and Condemnation Awards. So long as the Discharge of First Lien Non-Excluded Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall be paid pursuant to the priorities set forth in Section 4.01. Until the Discharge of First Lien Non-Excluded Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.02.
ARTICLE IV

PAYMENTS
Section 4.01    Application of Proceeds. Regardless of whether an Insolvency Proceeding has been commenced, any Collateral or proceeds thereof received in connection with any Disposition of, or collection on, such Collateral following an Enforcement Action shall be applied:
(a)    first, to the payment in full in cash or cash collateralization of all First Lien Obligations (other than any indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made);

(b)    second, upon the Discharge of First Lien Non-Excluded Obligations, to the payment in full in cash of the Second Lien Obligations (other than any indemnification and other contingent obligations not yet due or for which no claim or demand for payment has been made);
(c)    third, upon the Discharge of Second Lien Obligations, to the payment in full in cash of any Excess First Lien Obligations;
(d)    fourth, upon the Discharge of Excess First Lien Obligations, to the Borrower or as otherwise required by applicable law.
Notwithstanding the foregoing, any non-cash Collateral or non-cash proceeds will be held by the First Lien Administrative Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of First Lien Non-Excluded Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent in accordance with Section 4.01 until the Discharge of the Second Lien Obligations.
Section 4.02    Payment Over. So long as the Discharge of First Lien Non-Excluded Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with Property or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Non-Excluded Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.
Section 4.03    Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that any distribution or recovery they may receive with respect to, or allocable to, the value of the Property intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Non-Excluded

Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Non-Excluded Obligations has occurred. Until the Discharge of First Lien Non-Excluded Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.
ARTICLE V

BAILMENT
Section 5.01    Bailment for Perfection of Certain Security Interests.
(a)    The First Lien Administrative Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Note Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as bailee for the Second Lien Secured Parties. The First Lien Administrative Agent shall not charge the Second Lien Secured Parties for holding such Collateral as bailee pursuant hereto.
(b)    So long as the Discharge of First Lien Non-Excluded Obligations has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist until the expiration of the Standstill Period or such longer period as provided under Section 3.02. The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Administrative Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.
(c)    Upon the Discharge of First Lien Non-Excluded Obligations, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the First Lien Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral) and at the Borrower’s sole cost and expense, (i) if obligations under the Second Lien Note Purchase Agreement are outstanding at such time, to the Second Lien Collateral Agent and (ii) if no Second Lien Obligations or Excess First Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. Upon the Discharge of Second Lien Obligations, if the Second Lien Collateral Agent at such time holds any Pledged or Controlled Collateral, it shall transfer the possession and control of such Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty and at the Borrower’s sole cost and expense, (A) if any Excess First Lien Obligations are outstanding at such time, to the First Lien Administrative Agent and (B) if no Excess First Lien Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under this Section 5.01(c), subject to the provisions of Section 5.01(d), the First Lien Administrative Agent (and the Second Lien Collateral Agent, as applicable) agrees to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent (or the First Lien Administrative Agent, as applicable) to permit the Second Lien Collateral Agent or First Lien Administrative agent, as applicable, to obtain, for the benefit of the applicable Second Lien Secured Parties or First Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.
(d)    Neither the Second Lien Collateral Agent nor the First Lien Administrative Agent shall be required to take any such action requested by any party that it in good faith believes exposes it to personal liability for expenses or other amounts unless it receives an indemnity satisfactory to it from the requesting party with respect to such action; provided, that nothing in this Section 5.01(d) shall require the Second Lien Collateral Agent or First Lien Administrative Agent to provide an indemnity in their individual capacity.
Section 5.02    Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Liens). Each of (x) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties and (y) the First Lien Administrative Agent, on behalf of the First Lien Lenders, agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Person or of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Person shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Loan Documents and the Second Priority Liens granted under the Second Lien Note Documents, also hold such Other Pledged or Controlled Collateral as bailee for the First Lien Administrative Agent and as bailee for the Second Lien Collateral Agent. No obligations shall be imposed on any Person by reason of this Section 5.02, and none of the First Lien Administrative Agent, the Second Lien Collateral Agent, any First Lien Lender or any other Second Lien Secured Party shall have a fiduciary relationship in respect of any other party. No party shall be required to take any action requested by any other party that such party in good faith believes exposes it to personal liability for expenses or other amounts unless such party receives an indemnity satisfactory to it from the party requesting action. No Person shall charge the First Lien Administrative Agent or the Second Lien Collateral Agent for holding such Collateral as bailee pursuant hereto.
ARTICLE VI

INSOLVENCY PROCEEDINGS
Section 6.01    Finance and Sale Matters.
(a)    Until the Discharge of First Lien Non-Excluded Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Second Lien Secured Parties:
(i)    will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;
(ii)    will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, will subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement.
(iii)    will agree that any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by First Lien Administrative Agent to be paid prior to the Discharge of First Lien Non-Excluded Obligations be deemed for purposes of Section 6.01(a) (A) to be a use of cash collateral and (B) not to be a principal amount of DIP Financing at the time of such consent;
(iv)    will not provide DIP Financing to the Borrower or other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations unless (A) such DIP Financing results in the Discharge of the First Lien Obligations concurrently with the incurrence of such DIP Financing or (B) either (1) the First Lien Administrative Agent shall have stated in writing that it will not make a proposal for DIP Financing, (2) the First Lien Administrative Agent has stated in writing that it is ceasing its efforts to provide a DIP Financing for which it has previously made a proposal (on its own behalf or on behalf of another First Lien Secured Party) or has abandoned such efforts, or, upon written request, not reconfirmed its intention to provide a DIP Financing (on its own behalf or on behalf of another First Lien Secured Party) or (3) the Borrower or any of its Affiliates has delivered a request for DIP Financing to the First Lien Administrative Agent (which request the Borrower agrees to share concurrently with the Second Lien Collateral Agent) and ten (10) calendar days shall have expired without delivery of a bona fide proposal in good faith for DIP Financing to the Borrower from the First Lien Administrative Agent (on its own behalf or on behalf of another First Lien Secured Party), and each of the Borrower and the First Lien Administrative Agent agrees to promptly deliver copies of any proposal for DIP Financing to the Second Lien Collateral Agent and, in each case, such DIP Financing (I) does not include any provisions for “roll up”, repayment or refinancing of the Second Lien Obligations, or any extension of Liens or administrative claims for the benefit of the Second Lien Obligations that are not subordinated to the liens for the benefit of the First Lien Obligations, or other forms of cross-collateralization with respect to the Second Lien Obligations, (II) shall expressly provide that the Second Lien Obligations shall continue to be subject to this Agreement, (III) does not require any asset sales or any structure of a plan of reorganization or milestones therefor, (IV) does not exceed the greater of (aa) $50,000,000 and (bb) fifteen percent (15%) of the sum of (x) the Borrowing Base in effect immediately prior to the commencement of such Insolvency Proceeding and (y) the amount of any Borrowing Base Deficiency that exists at such time and (V) shall entitle certain holders of the First Lien Obligations to purchase such DIP Financing at par at any time pursuant to Section 6.01(b);
(v)    except to the extent permitted by Section 6.01(c), in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and
(vi)    will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition so long as the interests of the Second Lien

Secured Parties in the Collateral (and any post-petition Property subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof, subject to the terms of this Agreement.
(b)    If, prior to the Discharge of the First Lien Non-Excluded Obligations, any Second Lien Secured Party provides any DIP Financing to the Borrower or any Guarantor, the Second Lien Secured Parties agree at any time, the First Lien Administrative Agent will have the right to exercise an option (on behalf of itself or on behalf of one or more First Lien Lenders that are commercial banks) to purchase the entire aggregate amount (but not less than the entirety) of outstanding obligations for such DIP Financing (including unfunded commitments under any DIP Financing documents) at the DIP Purchase Price without warranty or representation or recourse except as provided below, on a pro rata basis among the Second Lien Secured Parties party to such DIP Financing.
(i)    The “DIP Purchase Price” will equal the sum of (A) the full amount of all DIP Financing obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs), (B) the cash collateral to be furnished to the DIP Financing lenders providing letters of credit under the DIP Financing documents in such amount (not to exceed 105% thereof) as such DIP Financing lenders determine is reasonably necessary to secure such DIP Financing lenders in connection with any such outstanding and undrawn letters of credit and (C) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the DIP Financing lenders under or pursuant to the DIP Financing documents on the date of purchase.
(ii)    If the First Lien Administrative Agent exercises the purchase option pursuant to Section 6.01(b) above (whether on its own behalf or on behalf of First Lien Lenders as set forth in Section 6.01(b) above), it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Administrative Agent and the Second Lien Secured Parties party to such DIP Financing and the parties shall use commercially reasonable efforts to close promptly after such exercise. Each DIP Financing party will retain all rights to indemnification provided in the relevant DIP Financing documents for all claims and other amounts relating to periods prior to the purchase of the DIP Financing obligations pursuant to this Section 6.01.
(iii)    The purchase and sale of the DIP Financing obligations under this Section 6.01(b) will be without recourse and without representation or warranty of any kind by the DIP Financing lenders, except that the DIP Financing lenders shall severally and not jointly represent and warrant to the First Lien Secured Parties that on the date of such purchase, immediately before giving effect to the purchase:
(A)    the principal of and accrued and unpaid interest on the DIP Financing obligations, and the fees and expenses thereof owed to the respective DIP Financing lenders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the DIP Financing obligations; and
(B)    the DIP Financing obligations purported to be owned by such DIP Financing lender is being sold free and clear of any Liens granted by it.
(c)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A)(1) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (2) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations, (B) (1) any First Lien Secured Party is granted adequate protection in the form of cash interest, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, may seek or request adequate protection in the form of cash interest (provided that the First Lien Administrative Agent shall in all cases retain its right to object to any such adequate protection in the form of cash interest) or (2) any Second Lien Secured Party is granted adequate protection in the form of cash interest, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of cash interest and (C) in connection with any DIP Financing provided by any Second Lien Secured Party in accordance with this Agreement, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties will agree that any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by the Second Lien Administrative Agent be deemed (x) to be a use of cash collateral and (y) not to be a principal amount of DIP Financing at the time of such consent.
(d)    Notwithstanding the foregoing, the applicable provisions of Section 6.01(a)(ii), Section 6.01(a)(v) and Section 6.01(c) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent that the maximum principal amount of Debt permitted under such DIP Financing does not exceed the sum of (i) the amount of First Lien Obligations refinanced with the proceeds thereof and (ii) an amount equal to the greater of (A) $50,000,000 and (B) fifteen percent (15%) of the sum of (1) the Borrowing

Base in effect immediately prior to the commencement of such Insolvency Proceeding plus (2) the amount of any Borrowing Base Deficiency that exists at such time.
Section 6.02    Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Non-Excluded Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Administrative Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien, unless any First Lien Secured Party is also then seeking or requesting the corresponding relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any First Priority Lien.
Section 6.03    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Secured Obligations and the Second Lien Secured Obligations, then, to the extent the debt obligations distributed on account of the First Lien Secured Obligations and on account of the Second Lien Secured Obligations are secured by Liens upon the same Property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
Section 6.04    Post-Petition Interest.
(a)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance or payment in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.
(b)    The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent, or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses.
Section 6.05    Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral in a manner consistent with this Agreement, in any Insolvency Proceeding.

Section 6.06    Certain Voting Matters. Each of (x) the First Lien Administrative Agent, on behalf of itself and the other First Lien Secured Parties and (y) the Second Lien Collateral Agent on behalf of itself and the other Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding. Except as provided in this Section 6.06 or Section 3.01(a)(vi), nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent, or the other Second Lien Secured Parties to vote on any plan of reorganization.
Section 6.07    Separate Grants of Security and Separate Classification. Each of (x) the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and (y) the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Note Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Secured Obligations are fundamentally different from the First Lien Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Secured Parties and Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first lien and second lien senior secured claims), then the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of first lien and second lien senior secured claims against the Borrower and/or other Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Secured Parties and (ii) the Second Lien Secured Parties shall turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.
ARTICLE VII

OTHER AGREEMENTS
Section 7.01    Matters Relating to Loan Documents.
(a)    The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the First Lien Secured Obligations under the First Lien Credit Agreement may be Refinanced (in an amount not to exceed the First Lien Cap Amount), in each case, without the consent of any Second Lien Secured Party (provided, that, the holders of the indebtedness resulting from any such Refinancing shall agree in writing to be bound by the terms of this Agreement); provided, however, that, without the prior written consent of the Second Lien Collateral Agent (acting on the instructions of the Second Lien Required Holders), no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall:
(i)    contravene any provision of this Agreement,
(ii)    increase the applicable margin or any other component of yield under the under the First Lien Loan Documents such that the yield under the First Lien Credit Agreement (excluding increases resulting from the accrual of interest at the default rate) exceeds by more than 300 basis points the yield under the First Lien Credit Agreement on the date hereof at any Borrowing Base utilization level (for the purpose of making such determination, the LIBO Rate (as defined in the First Lien Credit Agreement on the date hereof) will be calculated in accordance with the then existing First Lien Credit Agreement (it being understood (A) for avoidance of doubt, that fluctuations in the LIBO Rate shall not be included in such determination of yield and (B) arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with arranging such amendment, restatement, supplement, modification or Refinancing shall not be included in such determination of yield)),
(iii)    permit the Borrowing Base to not be subject to a customary scheduled redetermination for a conforming commercial banking borrowing base facility at least once in each eighteen (18) calendar month period, or
(iv)    modify a covenant, event of default or any other provision in the First Lien Loan Documents in a manner that prohibits or restricts one or more Grantors from making payments of principal, interest or otherwise in respect of the Second Lien Secured Obligations in a manner that is more restrictive than as permitted under the First Lien Loan Documents as in effect on the date hereof.
It is understood that, under the Second Lien Note Purchase Agreement as in effect on the date hereof, the Borrower is subject to Section 7.1(k) and Section 7.20 of the Second Lien Note Purchase Agreement, and the parties hereto agree that the provisions of Section 7.1(k) and Section 7.20 of the Second Lien Note Purchase Agreement do not conflict with this Agreement.
(b)    The Second Lien Note Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Second Lien Secured Obligations under the Second Lien Note Purchase Agreement may be Refinanced, without the consent of any First Lien Secured Party (provided, that, the holders of the indebtedness resulting from any such Refinancing shall agree in writing to be bound by the terms of this Agreement); provided, however, that, until the Discharge of the First Lien Obligations occurs, without the prior written consent of the First Lien Administrative Agent (acting on the instructions of the First Lien Required Lenders), no Second Lien Note Document may

be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Note Document, or such Refinancing would:
(i)    contravene the provisions of this Agreement,
(ii)    increase the applicable margin or any other component of yield under the under the Second Lien Note Documents such that the yield under the Second Lien Note Purchase Agreement (excluding increases resulting from the accrual of interest at the default rate) exceeds by more than 600 basis points the yield under the Second Lien Note Purchase Agreement on the date hereof (for the purpose of making such determination, the LIBOR (as defined in the Second Lien Note Purchase Agreement on the date hereof) will be calculated in accordance with the then existing Second Lien Note Purchase Agreement (it being understood (A) for avoidance of doubt, that fluctuations in the LIBOR shall not be included in such determination of yield and (B) arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with arranging such amendment, restatement, supplement, modification or Refinancing shall not be included in such determination of yield)),
(iii)    change (to earlier dates) any dates upon which payments of principal and interest are due under the Second Lien Note Documents, or reduce the weighted average life to maturity of the Second Lien Obligations,
(iv)    add to the Second Lien Collateral other than as specifically provided by this Agreement or as required pursuant to the terms of the Second Lien Note Documents as in effect on the date hereof, or
(v)    modify a covenant, event of default or any other provision of the Second Lien Note Documents that prohibits or restricts one or more Grantors from making payments of principal, interest or otherwise in respect of the First Lien Obligations in a manner that is more restrictive than as permitted under the Second Lien Note Documents as in effect on the date hereof.
It is understood that, under the First Lien Credit Agreement as in effect on the date hereof, the Borrower is subject to Section 9.04(c) of the First Lien Credit Agreement, and the parties hereto agree that the provisions of Section 9.04(c) of the First Lien Credit Agreement do not conflict with this Agreement.
(c)    Each of the Borrower and the Second Lien Collateral Agent agree that the Borrower shall cause each of the Second Lien Note Documents (other than the Guaranty Agreement as defined in the Second Lien Note Purchase Agreement) to contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 7.02    Effect of Refinancing of Indebtedness.
(a)    First Lien Loan Documents. If the Borrower Refinances the First Lien Obligations (or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby and, subject to Section 7.01(b), by the terms of the Second Lien Note Purchase Agreement including Section 7.2(k) of the Second Lien Note Purchase Agreement and (b) the Borrower gives to the Second Lien Collateral Agent written notice (the “First Lien Refinancing Notice”) electing the application of the provisions of this Section 7.02(a) to such Refinancing Indebtedness, then (i) a Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such indebtedness (the “Additional First Lien Obligations”) shall automatically be treated as First Lien Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “Additional First Lien Loan Documents”) shall automatically be treated as a First Lien Credit Agreement and as First Lien Loan Documents and, in the case of Additional First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement, (iv) the Administrative Agent under the Additional First Lien Loan Documents (the “Additional First Lien Administrative Agent”) shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement and (v) the lenders under the Additional First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a First Lien Refinancing Notice, which notice shall include the identity of the Additional First Lien Administrative Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such Additional First Lien Administrative Agent may reasonably request in order to provide to the Additional First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the Additional First Lien Administrative Agent is appointed to provide that the Additional First Lien Administrative Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the Additional First Lien Obligations are secured by Property of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall substantially contemporaneously grant a Second Priority Lien on such Property to secure the Second Lien Obligations.
(b)    Second Lien Note Documents. If the Borrower Refinances the Second Lien Obligations (including an increase thereof, or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby and, subject to Section 7.01(a), by the First Lien Credit Agreement and (b) the Borrower gives to the First Lien Administrative Agent written notice (the “Second Lien Refinancing Notice”) electing the application of the provisions of this Section 7.02(b) to such Refinancing Indebtedness, then (i) such Refinancing Indebtedness and all other obligations under the debt documents evidencing such indebtedness (the “Additional Second Lien Obligations”)

shall automatically be treated as Second Lien Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (ii) the Note Purchase Agreement, credit agreement and the other debt documents evidencing such Refinancing Indebtedness (the “Additional Second Lien Note Documents”) shall automatically be treated as a Second Lien Note Purchase Agreement and as Second Lien Note Documents and, in the case of Additional Second Lien Note Documents that are security documents, as the Second Lien Collateral Documents for all purposes of this Agreement, (iii) the Second Lien Collateral Agent under the Additional Second Lien Note Documents (the “Additional Second Lien Collateral Agent”) shall be deemed to be a Second Lien Collateral Agent for all purposes of this Agreement and (iv) the lenders or noteholders under the Additional Second Lien Note Documents shall be deemed to be the Second Lien Lenders for all purposes of this Agreement. Upon receipt of a Second Lien Refinancing Notice, which notice shall include the identity of the Additional Second Lien Collateral Agent, the First Lien Administrative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such Additional Second Lien Collateral Agent may reasonably request in order to provide to the Additional Second Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the Additional Second Lien Collateral Agent is appointed to provide that the Additional Second Lien Collateral Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the Additional Second Lien Obligations are secured by Property of the Grantors that do not also secure the First Lien Obligations, the applicable Grantors shall substantially contemporaneously grant a First Priority Lien on such Property to secure the First Lien Obligations.
Section 7.03    No Waiver by the First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions and as may otherwise be expressly provided herein, nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Note Documents or otherwise.
Section 7.04    Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations or Second Lien Secured Obligations, as the case may be, previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations or Second Lien Secured Obligations, as the case may be, shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Section 7.05    Further Assurances. Each of (x) the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, (y) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties and (z) the Borrower, for itself and on behalf of its Subsidiaries that are Grantors, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Administrative Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein. The parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. Each Grantor party hereto agrees to cause each of its Subsidiaries formed or acquired after the date hereof that is a Grantor to become a party for all purposes of this Agreement by executing and delivering an assumption agreement substantially in the form attached hereto as Annex II.
Section 7.06    Notice of Exercise of Remedies. Subject to the terms of this Agreement, each of the First Lien Administrative Agent and the Second Lien Collateral Agent shall endeavor to provide advance notice to each other of an acceleration of any First Lien Secured Obligations or Second Lien Secured Obligations, as the case may be (other than with respect to any automatic accelerations thereunder); provided, however, neither party's failure to give such notice under this Section 7.06 shall create any claim or cause of action on the part of any other party against the party failing to give such notice for any reason whatsoever. Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable law.
ARTICLE VIII

REPRESENTATIONS AND WARRANTIES
Section 8.01    Representations and Warranties of Each Party. Each party hereto (other than the Grantors) represents and warrants to the other parties hereto as follows:
(a)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.
(b)    This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.
Section 8.02    Representations and Warranties of First Lien Administrative Agent and Second Lien Collateral Agent. The First Lien Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the First Lien Lenders to enter into this Agreement. The Second Lien Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Second Lien Secured Parties to enter into this Agreement.
ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE
Section 9.01    No Reliance; Information. Each of the First Lien Administrative Agent and the Second Lien Collateral Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Loan Document to which they are party, provided, that nothing in this Section 9.01 shall impose any duty on the Second Lien Collateral Agent to make any credit decisions. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of its Subsidiaries other than as expressly set forth herein, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Secured Obligations or the Second Lien Secured Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information in such circumstances to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Section 9.02    No Warranties or Liability.
(a)    The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Administrative Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
(b)    The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Administrative Agent or any other First Lien Secured Party, and the First Lien Administrative Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Note Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.
(c)    The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Administrative Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations in accordance with this Agreement or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral in accordance with this Agreement. The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no Second Lien Secured Party shall have any liability to the First Lien Administrative Agent or any other First Lien Secured Party, and hereby waives any claim against any Second Lien Secured Party, arising out of any and all actions which the Second Lien Collateral Agent or the other Second Lien Secured Parties may take or permit or omit to take with respect to (i) the Second Lien Note Documents (other than this Agreement), (ii) the collection of the Second Lien

Obligations in accordance with this Agreement or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral in accordance with this Agreement.
Section 9.03    Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Administrative Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any Loan Document;
(b)    subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Secured Obligations or the Second Lien Secured Obligations, it being specifically acknowledged that a portion of the First Lien Secured Obligations consists or may consist of obligations that are revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
(c)    subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or, in any other term of, all or any portion of the First Lien Secured Obligations or the Second Lien Secured Obligations;
(d)    subject to the limitations set forth in Section 7.01, any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;
(e)    the securing of any First Lien Secured Obligations or Second Lien Secured Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guaranty securing any First Lien Secured Obligations or Second Lien Secured Obligations, in each case not in violation of this Agreement; or
(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Secured Obligations, or the Second Lien Secured Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.
ARTICLE X

MISCELLANEOUS
Section 10.01    Notices. (a) Notices Generally. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile:

(i)    if to the Borrower or any other Grantor, to it at its address for notices set forth in the First Lien Credit Agreement and Second Lien Note Purchase Agreement; and
(ii)    if to the First Lien Administrative Agent, to it at:
JPMorgan Chase Bank, N.A.
712 Main St., 5th Floor
Houston, Texas 77002
Attn: Jo Linda Papadakis
Facsimile No.: 713-216-7770
Email: jo.l.papadakis@jpmorgan.com
With a copy to:

Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attn: Matthew Einbinder
Facsimile No.: 713-821-5602
Email: MEinbinder@stblaw.com
(iii)    if to the Second Lien Collateral Agent, to it at:
U.S. Bank National Association
Global Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attn: Laurel Casasanta
Email: laurel.casasanta@usbank.com
With a copy to:
Nicholas Fersen and Bryan Lothrop
Emails: Nicholas.Fersen@eigpartners.com and Bryan.Lothrop@eigpartners.com
With a further copy to:
Michael Chambers
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Email: Michael.Chambers@lw.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).
(b)    Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail) pursuant to procedures approved by the First Lien Administrative Agent and the Second Lien Collateral Agent, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.
Unless the First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable, otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Each of the First Lien Administrative Agent and the Second Lien Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.
Section 10.02    Integration/Conflicts. This Agreement, the First Lien Loan Documents and the Second Lien Note Documents represent the entire agreement of the Grantors, the First Lien Secured Parties and the Second Lien Secured Parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.
Section 10.03    Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second

Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.
Section 10.04    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.05    Amendments; Waivers.
(a)    No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of the Borrower or any Grantor (including, without limitation, Sections 2.03, 3.01(d), 5.01, 5.02, 6.01, 7.01, 7.02 and this Section 10.05 and the definitions of “Borrowing Base”, “Conforming Borrowing Base Facility” and “First Lien Capped Amount”) without such Person’s prior written consent.
Section 10.06    Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Non-Excluded Obligations has occurred; provided, however, that, any such payment that is paid over to the First Lien Administrative Agent pursuant to this Agreement shall be deemed a payment on the First Lien Obligations and shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Non-Excluded Obligations shall have occurred and the First Lien Administrative Agent redelivers any such payment to the Second Lien Collateral Agent.
Section 10.07    Applicable Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(c)    Each party to this Agreement agrees that service of process in any such action or proceeding may, to the extent permitted by applicable law, be effected by delivering a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any other party, as the case may be at its address set forth in Section 10.01 or at such other address of which the other parties shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.08    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09    Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.
Section 10.10    Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.
Section 10.11    Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 10.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 10.13    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. Except as set forth in Section 10.09, no Person is a third-party beneficiary of this Agreement. Except for the sections and definitions referred to in Section 10.05 and as otherwise expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Secured Obligations and the Second Lien Secured Obligations as and when the same shall become due and payable in accordance with their terms.
Section 10.14    Sharing of Information. The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Collateral Agent, any First Lien Secured Party or any Second Lien Secured Party may be shared by such Person with any First Lien Secured Party, any Second Lien Secured Party, the First Lien Administrative Agent or the Second Lien Collateral Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Note Purchase Agreement, as applicable.

Section 10.15    Agents. It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent under the First Lien Credit Agreement and the provisions of Article XI of the First Lien Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder and (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as “Agent” under the Second Lien Note Purchase Agreement and the provisions of Section 9 of the Second Lien Note Purchase Agreement applicable to the Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
SILVERBOW RESOURCES, INC.
(F/K/A SWIFT ENERGY COMPANY),
a Delaware corporation

By:/s/ Christopher M. Abundis
Name:    Christopher M. Abundis
Title:    Senior Vice President, General
Counsel and Secretary

GRANTORS:
SILVERBOW RESOURCES USA, INC. (F/K/A SWIFT ENERGY USA, INC.),
a Delaware corporation

By:/s/ Christopher M. Abundis
Name:    Christopher M. Abundis
Title:    Secretary

SILVERBOW RESOURCES OPERATING, LLC (F/K/A SWIFT ENERGY OPERATING, LLC),
a Texas limited liability company

By:/s/ Christopher M. Abundis
Name:    Christopher M. Abundis
Title:    Senior Vice President, General
Counsel and Secretary

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

JPMORGAN CHASE BANK, N.A., as First Lien Administrative Agent
By:/s/ Greg Determann
Name:    Greg Determann
Title:    Authorized Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent
By:/s/ Laurel A. Melody-Casasanta
Name:    Laurel A. Melody-Casasanta
Title:    Vice President

ANNEX I
Provision for the Second Lien Note Purchase Agreement
“Reference is made to the Intercreditor Agreement dated as of December 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, each of the Grantors (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent (as defined therein), and U.S. Bank National Association, as Second Lien Collateral Agent (as defined therein). Each Holder hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, and (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto.”
Provision for Certain Second Lien Collateral Documents
“Reference is made to the Intercreditor Agreement dated as of December 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, each of the Grantors (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent (as defined therein), and U.S. Bank National Association, as Second Lien Collateral Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ANNEX II
[FORM OF] SUPPLEMENT NO. [__] dated as of [_____], 20[__] (the “Supplement”), to the INTERCREDITOR AGREEMENT dated as of December 15, 2017 (the “Intercreditor Agreement”), among SilverBow Resources, Inc. (f/k/a Swift Energy Company), a Delaware corporation (the “Borrower”), the other Grantors party thereto, JPMORGAN CHASE BANK, N.A., as the First Lien Administrative Agent under the First Lien Credit Agreement, and U.S. BANK NATIONAL ASSOCIATION, as the Second Lien Collateral Agent under the Second Lien Note Purchase Agreement.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.    The Grantors have entered into the Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, the Second Lien Note Purchase Agreement, certain Additional First Lien Loan Documents, and certain Additional Second Lien Note Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Intercreditor Agreement. Section 7.05 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Second Lien Note Purchase Agreement, the Additional First Lien Loan Documents, and the Additional Second Lien Note Documents.
Accordingly, the New Grantor agrees and the First Lien Administrative Agent and the Second Lien Collateral Agent acknowledge as follows:
SECTION 1.    In accordance with Section 7.05 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Grantor represents and warrants to the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.
SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the First Lien Administrative Agent and the Second Lien Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this

Annex II

Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Intercreditor Agreement.
SECTION 8.    The Grantors agree to reimburse the First Lien Administrative Agent and the Second Lien Collateral Agent for each of their reasonable fees and expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each of the First Lien Administrative Agent and the Second Lien Collateral Agent as required by the applicable Loan Documents.

Annex II

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Annex II